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                                                                   Exhibit 23.2




                         Consent of Independent Auditors



We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 25, 2002, with respect to the consolidated financial statements of ServiceWare Technologies, Inc. included in this Registration Statement on Form S-1 and the related Prospectus for the registration of 33,815,406 shares of its common stock.


/s/ Ernst & Young LLP

Pittsburgh, Pennsylvania
March 29, 2004